Exhibit 5

February 23, 1994

Board of Directors
Cordis Corporation
14201 N.W. 60th Avenue
Miami Lakes, Florida 33014

Dear Sirs and Madam:

      I am General Counsel to Cordis Corporation, a Florida corporation (the "Company"), which is planning to file a Registration Statement (the "Registration Statement") on Form S-4 with the Securities and Exchange Commission relating to the proposed offering of up to 1,997,203 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"). The Shares are being offered in connection with that certain merger (the "Merger") of Cordis Acquisition, Inc., a newly formed California corporation ("Acquisition") that is a wholly owned subsidiary of the Company, with and into Webster Laboratories, Inc., a California corporation ("Webster"), as contemplated by the terms of that certain Agreement and Plan of Reorganization among the Company, Acquisition, Webster and certain of the shareholders of Webster dated as of January 20, 1994 (the "Reorganization Agreement"). Certain of such Shares also may be issued upon the exercise of outstanding Webster stock options to be assumed by the Company. This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (Sec.) 229.601(b)(5) in connection with the Registration Statement.

     For purposes of this opinion letter, I have examined copies of the following documents:

     1.    An executed copy of the Registration Statement.

     2.    An executed copy of the Reorganization Agreement.

     3. The Restated Articles of Incorporation, as amended, and Bylaws of the Company as in effect on the date hereof.

     4. Resolutions of the Board of Directors of the Company adopted at (i) a Special Meeting of the Board of Directors held on January 13,1994 and (ii) a Special Meeting of the Board of Directors held on February 8, 1994.

     I have not, except as specifically mentioned above, made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters, for the purposes of this opinion letter. In my examination of the aforesaid documents, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, and the authenticity and conformity with the original documents of all documents submitted to me as certified, telecopied, photostatic, or reproduced copies. For the purposes of this opinion letter, I have not performed any independent review or investigation of any statutes, ordinances, laws, regulations, agreements, contracts, instruments, or corporate records to which the Company, or any subsidiary of the Company, may be a party or may be subject. This opinion letter is given in the context of the foregoing.

     This opinion letter is based, as to matters of law, solely on the Florida Business Corporation Act (the "FBCA"). I express no opinion herein as to any other laws, statutes, regulations, or ordinances, including, without limitation, any federal or state tax or securities laws or regulations. Nothing herein shall be construed to cause me to be considered an "expert" within the meaning of Section 11 of the Securities Act of 1933, as amended.

     Based upon, subject to, and limited by the foregoing, I am of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Reorganization Agreement, will be legally issued, fully paid and nonassessable under the FBCA.

     I assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without my prior written consent.

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     I hereby consent to the filing of this opinion letter as Exhibit 5 to the
Registration Statement, and to the reference made to me in the Registration Statement under the caption "Legal Matters."

                                          Very truly yours,

                                          /s/ Daniel G. Hall

                                          Daniel G. Hall